Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-234769, 333-230191, 333-231126, 333-232303, and 333-223731 on Form S-3 and Registration Statement Nos. 333-231993, 333-231991, 333-226517, 333-225366, 333-203059, and 333-200409 on Form S-8 of our report dated March 12, 2020, relating to the financial statements of Evofem Biosciences, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP
San Diego, California
March 12, 2020

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